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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

SUPERNUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	20-2590184 (I.R.S. Employer Identification No.)
1550 East Gude Drive Rockville, MD (Address of principal executive offices)	20850 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates (if applicable): 333-171375

        Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered.

        Supernus Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder, contained under the heading "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-171375), as originally filed with the Securities and Exchange Commission (the "Commission") on December 23, 2010, as amended (the "Registration Statement"), and in the prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

        Pursuant to the Instructions as to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act, as amended.

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 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 20, 2012	SUPERNUS PHARMACEUTICALS, INC.
By: /s/ Jack A. Khattar
Name: Jack A. Khattar Title: Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE